Exhibit 99.5

FORM OF CASH INCENTIVE AWARD AGREEMENT

(TIME VESTED AND DOUBLE TRIGGER)

CASH INCENTIVE AWARD AGREEMENT DEEMED TO BE MADE UNDER THE DREAMWORKS ANIMATION SKG, INC. AMENDED AND RESTATED 2008 OMNIBUS INCENTIVE COMPENSATION PLAN, dated as of «Month» «Day», 2010, between DreamWorks Animation SKG, Inc., a Delaware corporation (the “Company”), and «First» «Last».

This Cash Incentive Award Agreement (this “Award Agreement”) sets forth the terms and conditions of a long-term cash incentive award (the “Cash Award”), that is subject to the terms and conditions as specified herein, and that is deemed to be granted to you under the DreamWorks Animation SKG, Inc. Amended and Restated 2008 Omnibus Incentive Compensation Plan (the “Plan”). This Cash Award constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, an amount in cash equal to $[—].

THIS CASH AWARD IS DEEMED TO BE SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND IS SUBJECT TO ALL TERMS AND CONDITIONS OF THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 9. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

SECTION 1. The Plan. This Cash Award is deemed to be made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern. Except as explicitly set forth in this Award Agreement, in the event of any conflict between the terms of this Award Agreement and the terms of any individual employment agreement between you and the Company or any of its Affiliates (an “Employment Agreement”), the terms of your Employment Agreement will govern.

SECTION 2. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York.

“Payment Date” means the date on which you become entitled to a cash payment pursuant to this Cash Award, as provided in Section 3(a) or 3(b) of this Award Agreement.

“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretive guidance promulgated thereunder, as in effect from time to time.

SECTION 3. Calculation and Payment of Cash Award.

(a) Regularly Scheduled Payment. (i) On each Payment Date set forth below, you shall become entitled to payment of an amount in cash as specified in the chart below, provided that you must be actively employed by the Company or an Affiliate on the relevant Payment Date, except (A) as otherwise determined by the Committee in its sole discretion, (B) as set forth in Section 3 of this Award Agreement or (C) as otherwise provided in your Employment Agreement.

Scheduled Payment Date	Amount of Cash Paid	Aggregate Amount of Cash Paid
«Vesting_Date_1»	$	$

«Vesting_Date_2»	$	$

«Vesting_Date_3»	$	$

«Vesting_Date_4»	$	$

(ii) In the event that, prior to the final Payment Date, you commence an unpaid leave of absence in accordance with the Company’s policies as in effect from time to time, the unpaid portion of your Cash Award will remain outstanding pursuant to the terms of this Section 3(a)(ii). Solely for purposes of this Award Agreement, your employment with the Company and its Affiliates will be deemed to continue until the earlier of (A) the six-month anniversary of the date that your unpaid leave of absence began and (B) March 15 of the year following the year in which your unpaid leave of absence began (the earlier of such dates, the “Final Return Date”). Therefore, any unpaid portion of your Cash Award that is outstanding on the date your unpaid leave of absence began will remain outstanding until the Final Return Date and, if a Payment Date occurs during that period, will be paid on the relevant Payment Date. If you return to active employment prior to the Final Return Date, any unpaid portion of your Cash Award will remain outstanding following that date in accordance with its terms. In the event that you do not return to active employment with the Company or its Affiliates prior to the Final Return Date, then except as set forth in your Employment Agreement or as otherwise determined by the Committee in its discretion, your rights with respect to any unpaid portion of your Cash Award will immediately terminate upon the Final Return Date, and you will be entitled to no further payments or benefits with respect thereto.

(iii) In the event that your employment with the Company is subject to an Employment Agreement, and prior to the earlier of (x) the expiration or termination of such Employment Agreement and (y) the final Payment Date, the Company determines that you shall no longer be required to perform services for the Company or its Affiliates as specified in your Employment Agreement even though your Employment Agreement will remain in effect until its scheduled expiration date, then provided that you continue to comply with the terms of your Employment Agreement, solely for purposes of Sections 3 and 4 of this Award Agreement, you will be deemed to remain employed until the earlier of (A) the scheduled expiration date of your Employment Agreement and (B) March 15 of the year following the year in which you ceased to perform services for the Company and its Affiliates. Upon the earlier of the events described in clauses (A) and (B) of the immediately preceding sentence, your employment with the Company and its Affiliates will be deemed to terminate, and your rights with respect to any unpaid portion of the Cash Award the Payment Date of which has not yet occurred will terminate, and you will be entitled to no further payments or benefits with respect thereto. For the avoidance of doubt, except as otherwise set forth in your Employment Agreement, in no event will the scheduled expiration of your Employment Agreement be deemed to be a termination of your employment without cause or for good reason for purposes of Section 3(b) of this Award Agreement.

(iv) In the event that your employment with the Company is terminated prior to the final Payment Date under any of the circumstances described in your Employment Agreement (such as Incapacity, Death, Involuntary Termination or Termination for Good Reason), the provisions set forth in your Employment Agreement on the treatment of equity-based compensation upon such termination of your employment, will be deemed to apply to the treatment of this Cash Award.

(b) Payment following a Change of Control. Except as explicitly set forth in this Section 3(b) or Section 3(d) of this Award Agreement, and unless otherwise provided pursuant to the provisions of your Employment Agreement (which provisions covering the treatment of equity-based compensation in connection with a change of control shall be deemed to apply to the treatment of this Cash Award), in the event of a change of control (as defined in your Employment Agreement) prior to the final Payment Date, all unpaid portions of your Cash Award shall remain unvested and shall continue to vest in accordance with their terms, without regard to the occurrence of such change of control. Subject to the procedures set forth in your Employment Agreement, if, during the one-year period following a change of control, your employment is terminated by the Company without cause (as defined in your Employment Agreement) or you terminate your employment for good reason (as defined in your Employment Agreement), then, except as otherwise set forth in your Employment Agreement, all unpaid portions of your Cash Award shall be paid not later than the tenth (10th) day following the date of termination of your employment.

(c) Payment of Cash Award. The Company shall, subject to Sections 3(a), 3(b), 3(d) and 6 of this Award Agreement, pay the Cash Award in a lump sum as soon as practicable following each Payment Date, but in no event later than March 15 of the calendar year following the Payment Date.

(d) Change of Control under your Employment Agreement. For the avoidance of doubt, in the event of a change of control prior to the final Payment Date, unless provision is made in connection with such change of control for assumption of all unpaid portions of the Cash Award with appropriate adjustments that preserve the material terms and conditions of this Cash Award as in effect immediately prior to the change of control (including, without limitation, with respect to the vesting schedule), all unpaid portions of such Cash Award shall accelerate vesting as of immediately prior to such change of control, in which case, except as otherwise set forth in your Employment Agreement, all unpaid portions of the Cash Award shall be paid not later than the tenth (10th) day following the date of such change of control. Notwithstanding the foregoing, in the event that payment of any amount that would otherwise be paid pursuant to the immediately preceding sentence would result in a violation of Section 409A, then your rights to payment of such amount will become vested pursuant to such sentence and the amount of such payment shall be determined as of the change of control, but such amount shall not be paid to you until the earliest time permitted under Section 409A.

SECTION 4. Forfeiture of Cash Award. Unless the Committee determines otherwise, and except as otherwise provided in your Employment Agreement or in Section 3 of this Award Agreement, if the Payment Date with respect to any portion of your Cash Award has not occurred prior to the date on which your employment with the Company and its Affiliates terminates, your rights with respect to such portion shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto.

SECTION 5. Non-Transferability of Cash Award. Unless otherwise provided by the Committee in its discretion, your Cash Award may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of your Cash Award in violation of the provisions of this Section 5 and Section 9(a) of the Plan shall be void.

SECTION 6. Withholding and Consents. (a) Withholding. The Company may deduct and withhold from the payment of the Cash Award such Federal, state, local foreign or other taxes as are required to be withheld pursuant to any applicable law or regulation.

(a) Consents. Your rights in respect of the Cash Award are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

SECTION 7. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 8. Committee Discretion. Subject to the terms of this Award Agreement and your Employment Agreement, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 9. Dispute Resolution. (a) Jurisdiction and Venue. Notwithstanding any provision in your Employment Agreement, you and the Company irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Award Agreement or the Plan. You and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. You and the Company further agree that service of any process, summons, notice or document by U.S. registered mail to the other party’s address set forth below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which you have submitted to jurisdiction in this Section 9(a). You and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 9, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 10. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	DreamWorks Animation SKG, Inc.
1000 Flower Street
Glendale, CA 91201
Attention: General Counsel
Telecopy : (818) 695-6123

If to you:	At the address specified in the Company’s records

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 11. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

SECTION 12. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that, except as set forth in Section 13(d) of this Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement shall be subject to the provisions of Section 7(c) of the Plan).

SECTION 13. Section 409A. (a) It is intended that the provisions of this Award Agreement comply with Section 409A, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b) Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under this Award Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its Affiliates.

(c) If, at the time of your separation from service (within the meaning of Section 409A), (i) you shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest (except as otherwise provided in your Employment Agreement), on the first business day after such six-month period.

(d) Notwithstanding any provision of this Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Award Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this Award Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties.

SECTION 14. Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

DREAMWORKS ANIMATION SKG, INC.,

by

Name:
Title:

«FIRST» «LAST»

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